Consent of Independent Accountants




We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Viacom Inc. of our reports dated February 4, 1994, except as to Note 2, which is as of March 11, 1994, which appear on pages 11-32 and F-2 of the Viacom Inc. Annual Report on Form 10-K for the year ended December 31, 1993 as amended by Form 10-K/A Amendment No. 1. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse

Price Waterhouse
New York, New York
June 3, 1994